EXHIBIT 99

BLACK HILLS CORPORATION ANNOUNCES ACQUISITION OF CHEYENNE LIGHT,
FUEL & POWER AND APPROVAL OF HOLDING COMPANY APPLICATION

RAPID CITY, SD—January 21, 2005—Black Hills Corporation (NYSE: BKH) today announced the completion of its acquisition and the assumption of operational responsibility of Cheyenne Light, Fuel & Power Company (CLF&P). Black Hills Corporation purchased all the common stock of CLF&P, including the assumption of outstanding debt of approximately $25 million, for approximately $90 million, plus a working capital adjustment to be finalized in the second quarter of 2005. CLF&P was purchased from Xcel Energy Inc. (NYSE:XEL).

        Cheyenne Light, Fuel & Power serves approximately 38,000 electric and 31,000 natural gas customers in Cheyenne and other parts of Laramie County Wyoming. Its electric system peak load is 163 megawatts (MW), and power is supplied to the utility under an all-requirements contract with Public Service Company of Colorado, a subsidiary of Xcel Energy. The all-requirements contract expires in 2007. Annual gas distribution and transportation is approximately 5,000,000 MMBtu (million British thermal units).

        David R. Emery, President and Chief Executive Officer of Black Hills Corporation, said, “We welcome this opportunity to serve our new customers in and around Cheyenne and to deliver reliable, value-priced energy. This acquisition increases the scope of our Wyoming-based energy endeavors, which includes power generation, wholesale and retail power delivery, coal mining and oil and natural gas production. We are very pleased with this acquisition and believe it increases our potential to expand our regional presence in the future.”

REGISTERED HOLDING COMPANY APPLICATION APPROVED

        The Company also announced that its application for financing and investment authority in connection with its registration as a holding company under the Public Utilities Holding Company Act of 1935 was recently approved by the U.S. Securities and Exchange Commission.

ABOUT BLACK HILLS CORPORATION

        Black Hills Corporation is a diverse energy and communications company. Black Hills Energy, the wholesale energy unit, generates electricity, produces natural gas, oil and coal, and markets energy; our retail businesses are Black Hills Power, our electric utility serving western South Dakota, northeastern Wyoming and southeastern Montana; Black Hills FiberCom, a broadband communications company, which offers bundled telephone, high speed Internet, and cable entertainment services; and the newly acquired Cheyenne Light, Fuel & Power, an electric and gas distribution company serving Cheyenne, Wyoming and vicinity. More information is available at our Internet web site: www.blackhillscorp.com.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements in this release include “forward-looking statements” as defined by the Securities and Exchange Commission, or SEC. Black Hills Corporation makes these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that Black Hills expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are based on assumptions, which Black Hills believes are reasonable based on current expectations and projections about future events and industry conditions and trends affecting Black Hills’ business. However, whether actual results and developments will conform to Black Hills’ expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, including, among other things:

•	The amount and timing of capital deployment in new investment opportunities or for the repurchase of debt;

•	The timing of production from oil and gas development facilities, which may be dependent upon issuance by federal, state, and tribal governments, or agencies thereof, of building, environmental and other permits, and the availability of specialized contractors, work force, equipment, and prices of and demand for our products;

•	General economic and political conditions, including tax rates or policies and inflation rates;

•	Our use of derivative financial instruments to hedge commodity and interest rate risks;

•	The creditworthiness of counterparties to trading and other transactions, and defaults on amounts due from counterparties;

•	The amount of collateral required to be posted from time to time in our transactions;

•	Changes in or compliance with laws and regulations, particularly those relating to taxation, safety and protection of the environment;

•	The timing and extent of changes in energy-related and commodity prices, interest rates, energy and commodity supply or volume, the cost of transportation of commodities, and demand for our services, all of which can affect our earnings, liquidity position and the underlying value of our assets;

•	Weather and other natural phenomena;

•	The extent of success in connecting natural gas supplies to gathering and processing systems;

•	Industry and market changes, including the impact of consolidations and changes in competition;

•	The effect of accounting policies issued periodically by accounting standard-setting bodies;

•	The cost and effects on our business, including insurance, resulting from terrorist actions or responses to such actions;

•	Capital market conditions, including price risk due to marketable securities held as investments in benefit plans; and

•	Other factors discussed from time to time in our filings with the SEC.

        New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. We assume no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.

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